EXHIBIT C


                           SRNB SHAREHOLDER AGREEMENT


         This Shareholder Agreement ("Agreement") is made and entered into on ________, 1999, by and between North Valley Bancorp ("NVBancorp") and each of the other persons executing this Agreement (each such person is referred to individually as a "SRNB Shareholder" and collectively referred to as the "SRNB Shareholders"), with reference to the following facts:

         A. NVBancorp, NVB Interim National Bank ("Interim Bank") and Six Rivers National Bank ("SRNB") have entered into that certain Agreement and Plan of Reorganization and Merger ("Reorganization Agreement") dated as of October 1, 1999, pursuant to which SRNB shall merge with and into Interim Bank (the "Merger"), and the surviving national bank will continue as a wholly-owned subsidiary of NVBancorp under the national bank charter number and name of "Six Rivers National Bank," and NVBancorp will pay consideration to SRNB Shareholders in the form of NVBancorp common stock.

         B. Each of the SRNB Shareholders is also a director or executive officer of SRNB.

         C. In order to induce NVBancorp to enter into the Reorganization Agreement, the SRNB Shareholders desire to enter into this Agreement solely in their capacity as Shareholders.

         NOW, THEREFORE, in consideration of the promises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, the parties hereto agree as follows:

1.       AGREEMENTS OF SRNB SHAREHOLDERS.

         1.1 AGREEMENT TO VOTE. At any meeting of shareholders of SRNB or in connection with any solicitation of the written consent of the SRNB Shareholders to approve the Reorganization Agreement and the transactions contemplated thereby, each of the SRNB Shareholders shall vote or cause to be voted all shares of common stock of SRNB ("SRNB Share" or "SRNB Shares") owned by each such SRNB Shareholder, and any other SRNB Shares hereafter acquired by each such SRNB Shareholder, in favor of, and to approve, the principal terms of the Merger and any other matter contemplated by the Reorganization Agreement which requires the approval of the SRNB Shareholders.

         1.2 AGREEMENT TO RECOMMEND. Unless the Board of Directors of SRNB shall have determined that they have a fiduciary duty to the SRNB Shareholders to recommend that the SRNB Shareholders not vote in favor of approval of the transactions contemplated by the Reorganization Agreement, each SRNB Shareholder shall recommend to the SRNB Shareholders to vote in favor of, and to approve,

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the principal terms of the Merger and any other matter contemplated by the
Reorganization Agreement.

         1.3 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER. Each Shareholder hereby acknowledges receipt of a copy of the Reorganization Agreement and agrees to abide by its terms and to refrain from taking any action that would be contrary to, or inconsistent with, any of the obligations of SRNB as set forth in the Reorganization Agreement.

2.       REPRESENTATIONS AND WARRANTIES OF SRNB SHAREHOLDERS.

         Each of the SRNB Shareholders severally and not jointly, represents and warrants to and agrees with NVBancorp, solely with respect to himself or herself, as follows:

         2.1 CAPACITY. Each such SRNB Shareholder has all the requisite capacity and authority to enter into and perform such SRNB Shareholder's obligations under this Agreement.

         2.2 BINDING AGREEMENT. This Agreement constitutes the valid and legally binding obligation of each such SRNB Shareholder.

         2.3 NON-CONTRAVENTION. The execution and delivery of this Agreement by each such SRNB Shareholder does not, and the performance by such SRNB Shareholder's obligations hereunder and the consummation by such SRNB Shareholder of the transactions contemplated hereby will not, violate or conflict with or constitute a default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which such SRNB Shareholder is a party or by which such SRNB Shareholder is bound, or any statute, rule or regulation to which such SRNB Shareholder or any of such SRNB Shareholder's property is subject.

         2.4 OWNERSHIP OF SHARES. Schedule 1 hereto correctly sets forth the number of SRNB Shares owned by each SRNB Shareholder, or with respect to which each SRNB Shareholder has good title to all of the SRNB Shares indicated as owned by such SRNB Shareholder in the capacity set forth on Schedule 1 as of the date indicated on such Schedule 1, and such SRNB Shares are so owned free and clear of any liens, security interest, charges or other encumbrances, except as set forth in such Schedule 1.

3.       TERMINATION.

         3.1 TERMINATION DATE. This Agreement shall terminate and be of no further force and effect immediately upon the earlier of: (a) consummation of the Merger; or (b) termination of the Reorganization Agreement in accordance with the terms thereof.

         3.2 EFFECT OF TERMINATION. Upon the termination of this Agreement in accordance with Section 3.1 hereof, the respective obligations of the parties hereto shall immediately become void and have no further force or effect.

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4.       SPECIFIC PERFORMANCE. The parties hereto recognize and agree that monetary damages will not compensate adequately the parties hereto for nonperformance. Accordingly, each party agrees that its or his or her obligations shall be enforceable by court order requiring specific performance.

5.       MISCELLANEOUS.

         5.1 EXPENSES. Each party hereto shall pay its or his or her own costs and expenses, including, but not limited to, those of its or his or her attorneys and accountants, in connection with this Agreement and transactions covered and contemplated hereby.

         5.2 NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by telex, telecopy, facsimile transmission, or by United States mail, certified or registered, with return receipt requested, or otherwise actually delivered as follows:

             (a)      If to a SRNB Shareholder:

                      c/o Six Rivers National Bank
                      402 "F" Street
                      Eureka, California 95501
                      Attn:  President and
                             Chief Executive Officer

                      Telephone:   (707) 443-8400
                      Telecopier:  (707) 443-3631


             With a copy to:

                      McCutchen, Doyle, Brown & Enersen LLP
                      Three Embarcadero Center
                      San Francisco, California 94111

                      Telephone:   (415) 393-2000
                      Telecopier:  (415) 393-2286

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             (b)      If to NVBancorp:

                      North Valley Bancorp
                      880 E. Cypress Avenue
                      Redding, California 96002
                      Attn:  President and
                             Chief Executive Officer

                      Telephone:   (530) 221-8400
                      Telecopier:  (530) 222-1768


             With a copy to:

                      Coudert Brothers
                      303 Almaden Blvd., Fifth Floor
                      San Jose, California  95110-2721

                      Telephone:   (408) 297-9982
                      Telecopier:  (408) 297-3191

The persons or address to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this Section
5.2. Any notice, demand or other communication given pursuant to the provisions of this Section 5.2 shall be deemed to have been given on the date delivered or three days following the date mailed, as the case may be.

         5.3 SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that, except as otherwise contemplated herein, this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto without the prior written consent of the other parties to this Agreement and any purported assignment in violation of this Section 5.3 shall be null and void.

         5.4 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person other than the parties hereto. As used in this Agreement, the term party or parties shall refer only to NVBancorp and the SRNB Shareholders, or any of them.

         5.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

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         5.6 GOVERNING LAW. This Agreement is made and entered into in the State of California and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

         5.7 CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

         5.8 WAIVER AND MODIFICATION. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

         5.9 ATTORNEYS' FEES. In the event any of the parties to this Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach of any duty or obligation created hereunder by such other party, the prevailing party in whose favor final judgment is entered shall be entitled to have and recover of and from the losing party all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including without limitation, legal fees and court costs (whether or not taxable as such).

         5.10 ENTIRE AGREEMENT. The making, execution and delivery of this Agreement by the parties hereto have been encouraged by no representations, statements, warranties or agreements other than those herein expressed. This Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

         5.11 SEVERABILITY. Whenever possible, each provision of this Agreement and every related document shall be interpreted in such manner as to be valid under applicable law. However, if any provision of any of the foregoing shall be invalid or prohibited under said applicable law, it shall be construed, interpreted and limited to effectuate its purposes to the maximum legally permissible extent. If it cannot be so construed and interpreted so as to be valid under such law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement, and this Agreement shall be construed to the maximum extent possible to carry out its terms without such invalid or unenforceable provision or portion thereof.

         5.12 SEVERAL OBLIGATIONS. All duties and obligations of each party to this Agreement shall be several and not joint.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


NORTH VALLEY BANCORP


By:      ________________________________

Title:   ________________________________

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SRNB SHAREHOLDERS:

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                                   SCHEDULE 1

    SRNB
SHAREHOLDERS                        NUMBER OF SHARES               ENCUMBRANCES
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